UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 18, 2025
ANI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (218) 634-3500
Not Applicable
(Former name or former address, if changed since last report.)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ANIP	Nasdaq Stock Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events
Pursuant to a Royalty Purchase Agreement dated as of December 17, 2020, EyePoint Pharmaceuticals US, Inc. (f/k/a pSivida US, Inc.) and EyePoint Pharmaceuticals, Inc. sold its right to receive royalty payments on future sales of ILUVIEN to SWK Funding LLC (“SWK”) under its existing collaboration agreement with ANI Pharmaceuticals, Inc. (“ANI” or the “Company”) (the “RPA Transaction”). In connection with the RPA Transaction, the Company agreed to pay such royalty payments directly to SWK. On June 19, 2024, Alimera Sciences, Inc. (“Alimera”) (now a wholly owned subsidiary of the Company as a result of the merger that closed on September 16, 2024) entered into a letter agreement with SWK, pursuant to which the parties agreed to a lower fixed royalty payment of 3.125% (the “Alternative Royalty”) on combined sales of ILUVIEN and YUTIQ. The letter agreement included a buy-out of the Alternative Royalty at Alimera’s option at any time during the period within six (6) months after a change of control of Alimera, after which SWK would have no further right to receive any payments under the letter agreement or the RPA (the “Buy-Out Option”). On March 17, 2025, the Company exercised the Buy-Out Option and paid SWK $17,250,000 with cash on hand, and as such, no further royalty is due to SWK on net revenues beginning January 1, 2025, forward.

On March 18, 2025, the Company issued a press release announcing the consummation of the Buy-Out Option. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Exhibits
(d)Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 18, 2025
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2025	ANI PHARMACEUTICALS, INC.

	By:	/s/ Stephen P. Carey
	Name:	Stephen P. Carey
	Title:	Senior Vice President Finance and Chief Financial Officer